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As filed with the Securities and Exchange Commission on November 19, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Maxim Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	87-0279983
(State of Incorporation)	(I.R.S. Employer Identification No.)

8899 University Center Lane, Suite 400
San Diego, California 92122
(Address of principal executive offices)

COMMON STOCK ISSUABLE PURSUANT TO MAXIM PHARMACEUTICALS, INC.'S 401(k) PLAN
(Full title of the plan)

Anthony E. Altig
Chief Financial Officer, Vice President and Corporate Secretary
Maxim Pharmaceuticals, Inc.
8899 University Center Lane, Suite 400
San Diego, California 92122
(858) 453-4040
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Lance W. Bridges, Esq.
COOLEY GODWARD LLP
4401 Eastgate Mall
San Diego, California 92121
(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share(1)	150,000 shares	$2.94	$441,000	$40.57

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Act"). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on November 14, 2002, as reported on the Nasdaq National Market.

(2)
In addition, pursuant to Rule 416(c) under the Act, this registration statement also covers an indeterminate amount of interest to be offered or sold pursuant to Maxim Pharmaceuticals, Inc.'s 401(k) Plan.

  General Instruction E Information

        This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

        Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission ("SEC") on March 10, 1998 (File No. 333-47695) and May 17, 2001 (File No. 333-61154) are hereby incorporated by reference.

EXHIBITS

Exhibit Number
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Independent Auditors.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24	Power of Attorney is contained on the signature pages.
99.1
Registrant's Prototype 401(k) Profit Sharing Plan and Trust. (Incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form S-8 filed March 10, 1998 (File No. 333-47695)).

        UNDERTAKINGS PURSUANT TO ITEM 8(b). The Registrant undertakes to have the Maxim Pharmaceuticals, Inc. 401(k) Plan and all amendments to such plan submitted to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to maintain the qualification of the Contribution Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on November 19, 2002.

MAXIM PHARMACEUTICALS, INC.
By:
/s/ ANTHONY E. ALTIG Anthony E. Altig Chief Financial Officer, Vice President and Corporate Secretary

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry G. Stambaugh and Anthony E. Altig, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LARRY G. STAMBAUGH Larry G. Stambaugh	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	November 19, 2002
/s/ ANTHONY E. ALTIG Anthony E. Altig	Chief Financial Officer, Vice President and Corporate Secretary (Principal Financial and Accounting Officer)	November 19, 2002
/s/ GARY E. FRASHIER Gary E. Frashier	Director	November 19, 2002

/s/ THEODOR H. HEINRICHS Theodor H. Heinrichs	Director	November 19, 2002
/s/ PER-OLOF MÅRTENSSON Per-Olof Mårtensson	Director	November 19, 2002
/s/ F. DUWAINE TOWNSEN F. Duwaine Townsen	Director	November 19, 2002

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Independent Auditors.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24	Power of Attorney is contained on the signature pages.
99.1
Registrant's Prototype 401(k) Profit Sharing Plan and Trust. (Incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form S-8 filed March 10, 1998 (File No. 333-47695)).

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EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX